As filed with the Securities and Exchange Commission on April 14, 2003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               BIOPURE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                         04-2836871
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                11 Hurley Street
                         Cambridge, Massachusetts 02141
          (Address, including zip code, of principal executive offices)

             2002 OMNIBUS SECURITIES AND INCENTIVE PLAN, AS AMENDED
                WRITTEN COMPENSATION CONTRACT OF THOMAS A. MOORE
                            (Full title of the plan)

                                   JANE KOBER
                              SENIOR VICE PRESIDENT
                               Biopure Corporation
                                11 Hurley Street
                            Cambridge, Massachusetts
                     (Name and address of agent for service)

                                 (617) 234-6500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================== ====================== ====================== ======================== =====================
     Title of securities                                 Proposed maximum        Proposed maximum
            to be                   Amount to be        offering price per      aggregate offering          Amount of
          registered               registered (1)            share (2)               price (2)           Registration Fee
------------------------------- ---------------------- ---------------------- ------------------------ ---------------------
   Class A Common Stock (3)     1,383,239 shares (4)           $3.11                $4,301,874                 $349
=============================== ====================== ====================== ======================== =====================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: the fee for the shares available for options not yet granted is calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on April 10, 2003.

(3)  Including the associated preferred stock purchase rights.

(4) Includes 1,000,000 additional shares available under the registrant's 2002 Omnibus Securities and Incentive Plan, as amended; 300,000 shares underlying stock options granted to Thomas A. Moore pursuant to a stock option agreement dated June 25, 2002; and 83,239 shares previously registered on a registration statement on Form S-8 (No. 333-96085) filed by Biopure Corporation on February 3, 2000, for which a registration fee (which the registrant is not seeking to offset against the registration fee due upon filing of this registration statement) has previously been paid.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE:

     The following documents filed by Biopure with the Commission are incorporated herein by reference.

     (a) Annual Report on Form 10-K for the year ended October 31, 2002.

     (b) Quarterly Report on Form 10-Q for the quarter ended January 31, 2003.

     (c) Reports on Form 8-K filed January 24, 2003 and March 13, 2003.

     (d) The description of the class A common stock contained in Biopure's Registration Statement on Form S-1 (Registration No. 333-78829), that was incorporated by reference into our registration statement on Form 8-A/A filed on July 26, 1999.

     (e) The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed on November 4, 1999.

     All reports and other documents filed by Biopure after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     As of April 14, 2003, Jane Kober, Esq., Senior Vice President, General Counsel and Secretary of the Company, held 3,290 shares of common stock and options to purchase 187,273 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Restated Certificate of Incorporation provides that each of our directors and officers shall be indemnified and held harmless by us, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.

     The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:

          o for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;


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


          o for acts or omissions not in good faith or that involve conduct that the director or officer believes is not in the best interests of the corporation;

          o    for knowing violations of the law;

          o for any transaction from which the directors derived an improper personal benefit; and

          o for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

     The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

     Our Restated Certificate of Incorporation also provides directors and officers with the right to be paid by us for expenses (including attorneys' fees) incurred in defending any proceeding in advance of the proceeding's final disposition. If a claim is not promptly paid in full by us, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against us to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in our Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

ITEM 8.  EXHIBITS.

     3.1  Restated Certificate of Incorporation*

     3.2  By-laws**

     5 Opinion of Jane Kober, Esq., as to the legality of shares being registered.

     15   Acknowledgment of Ernst & Young LLP.

     23.1 Consent of Jane Kober (included in opinion of counsel filed as Exhibit
          5).

     23.2 Consent of Ernst & Young LLP.

     24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

--------
* Previously filed as an exhibit to Registration Statement No. 333-30382 and incorporated herein by reference.
** Previously filed as an exhibit to Registration Statement No. 333-78829 and incorporated herein by reference.


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


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities


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


          Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Cambridge, Massachusetts, on the 14th day of April, 2003.

                               BIOPURE CORPORATION


                                    By:  /s/  Ronald F. Richards
                                       ----------------------------------------
                                    Ronald F. Richards
                                    CHIEF FINANCIAL OFFICER
                                    (Principal financial and accounting officer)



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FRANCIS H. MURPHY and JANE KOBER, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


            SIGNATURES                       TITLE                      DATE

   /s/ Charles A. Sanders, M.D.   Director and Chairman of the    April 14, 2003
---------------------------------            Board
Charles A. Sanders, M.D.


   /s/ Thomas A. Moore           Director, President and Chief    April 14, 2003
---------------------------------      Executive Officer
Thomas A. Moore                  (Principal executive officer)


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


  /s/ Ronald F. Richards             Chief Financial Officer      April 14, 2003
---------------------------------   (Principal financial and
Ronald F. Richards                    accounting officer)


  /s/ David N. Judelson          Director and Vice Chairman of    April 14, 2003
---------------------------------          the Board
David N. Judelson


  /s/ Carl W. Rausch             Director, Vice Chairman of the   April 14, 2003
---------------------------------  Board and Chief Technology
Carl W. Rausch                              Officer


  /s/ Daniel P. Harrington                  Director              April 14, 2003
---------------------------------
Daniel P. Harrington


                                            Director              April 14, 2003
---------------------------------
C. Everett Koop, M.D.


  /s/ J. Richard Crout, M.D.                Director              April 14, 2003
---------------------------------
J. Richard Crout, M.D.


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


                                INDEX TO EXHIBITS

Number                       Description of Exhibit
------                       ----------------------

3.1         Restated Certificate of Incorporation*

3.2         By-laws**

5           Opinion of Jane Kober

15          Acknowledgment of Ernst & Young LLP

23.1        Consent of Jane Kober (contained in Exhibit 5)

23.2        Consent of Ernst & Young LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement).



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*    Previously filed as an exhibit to Registration Statement No. 333-30382 and incorporated herein by reference.
** Previously filed as an exhibit to Registration Statement No. 333-78829 and incorporated herein by reference.



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